Exhibit 5.1

24th June, 2014
Matter No.:955311
Doc Ref: 7960096v1

284-852-1111
audrey.robertson@conyersdill.com
Anpulo Food, Inc.
Commerce House
Wickhams Cay I
P.O. Box 3140
Road Town, Tortola
British Virgin Islands

Dear Sirs,

Re:  Registration Statement on Form S-1 of Anpulo Food, Inc. (the "Company")

We have acted as special legal counsel in the British Virgin Islands to the Company in connection with its filing of a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”) with the U.S. Securities and Exchange Commission (the “Commission”).  The Registration Statement registers the resale of an aggregate of 15,500,000 shares (the “Resale Shares”) by certain shareholders (the “Offering Shares”).

For the purposes of giving this opinion, we have examined a copy of the Registration Statement and the prospectus contained therein (the “Prospectus”).

We have also reviewed the certificate of incorporation, the memorandum of association and the articles of association of the Company, and a company search as obtained from the Registrar of Corporate Affairs (the “Registrar”) on 15th October, 2013; an updated search obtained from the Registrar dated 13th May, 2014; resolutions of the sole director passed on 30th October, 2013; (the “Resolutions”), a certificate of good standing issued by the Registrar of Corporate Affairs and dated 13th May, 2014, a certificate issued by Codan Trust Company (B.V.I.) Ltd. in its capacity as registered agent to the Company and dated 6th May, 2014 (the “Registered Agent’s Certificate”), a certificate of the President and Chief Executive Officer of the Company (the “Officer’s Certificate”) dated  June 23rd, 2014 and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (c) that there is no provision of the law of any jurisdiction, other than the British Virgin Islands, which would have any implication in relation to the opinions expressed herein, (d) that upon issue of any Shares to be sold by the Company, the Company will receive consideration for the full issue price thereof; (e) that the contents of the Registered Agent’s Certificate are true and correct as of 6th May, 2014 and as of the date hereof; and that the contents of the Officer’s Certificate are true and correct as at the date hereof.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the British Virgin Islands.  This opinion is to be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to and is given on the basis of the current law and practice in the British Virgin Islands.  This opinion is issued solely for the purposes of filing the Registration Statement and the issuance of the Shares by the Company as described in the Registration Statement and is not to be relied upon in respect of any other matter.

Based on the foregoing, it is our opinion that the Resale Shares have been duly authorised and are duly and validly issued, fully paid and non-assessable Shares of the Company

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.  In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Yours faithfully,
Conyers Dill & Pearman